ILX RESORTS INCORPORATED

LIST OF SUBSIDIARIES

All-Star Resorts, Inc., an Arizona corporation

First Piggy LLC, an Arizona limited liability company

First Piggy Rewards Incorporated, an Arizona corporation

FPB Holdings Incorporated, an Arizona corporation

Genesis Investment Group, Inc., an Arizona corporation

Golden Eagle Realty, Inc., a Colorado corporation

Golden Eagle Resort, Inc., an Arizona corporation

Harbor Southwest Development, Inc., an Arizona corporation

ILE Sedona Incorporated, an Arizona corporation

ILX Bell Rock Incorporated, an Arizona corporation

ILX-Bruno LLC, an Arizona limited liability company

ILX Tourist Station Incorporated, an Arizona corporation

Kohl’s Ranch Water Company, an Arizona corporation

Laveen Properties, Inc., an Arizona corporation

Premiere Development Incorporated, an Arizona corporation

Puerto Peñasco Vacation Destinations, S. de R.L. de C.V.

Rocky Point Genesis Incorporated, an Arizona corporation

San Carlos Vacation Destinations, S. de R.L. de C.V.

Sea of Cortez Premiere Vacation Club, S. de R.L. de C.V.

Timeshare Resale Brokers, Inc., an Arizona corporation

Varsity Clubs of America Incorporated, an Arizona corporation

VCA Management Incorporated, an Arizona corporation

VCA Nevada Incorporated, an Arizona corporation

VCA South Bend Incorporated, an Arizona corporation

VCA Tucson Incorporated, an Arizona corporation

Los Abrigados Partners Limited Partnership, an Arizona limited partnership

VCASB Partners General Partnership, an Arizona general partnership